UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2024
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RESIDEO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-38635 (Commission File Number)	82-5318796 (IRS Employer Identification No.)

16100 N. 71st Street, Suite 550 Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (480) 573-5340
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	REZI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2024, the Compensation and Human Capital Management Committee (the “Committee”) of the Board of Directors of Resideo Technologies, Inc. (the “Company”) approved a grant of restricted stock units (“RSUs”) to Mr. Robert Aarnes, President, ADI Global Distribution, under the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. (the “Stock Incentive Plan”), in recognition of his strong leadership of ADI and the Company’s desire to retain him (the “Special RSU Award”). The Special RSU Award has a grant date value of $5 million and vests 50% on each of the third and fourth anniversaries of the grant date. Unlike the Company’s standard RSU awards, the Special RSU Award does not provide for continued vesting in the event of Mr. Aarnes’ retirement (as defined in the Stock Incentive Plan).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2024

RESIDEO TECHNOLOGIES, INC.

By:	/s/ Jeannine J. Lane
Name:	Jeannine J. Lane
Title:	Executive Vice President, General Counsel and Corporate Secretary